ALLIANT ENERGY CORPORATION
                               401(k) SAVINGS PLAN






               (As Amended and Restated Effective January 1, 2002)

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                                TABLE OF CONTENTS
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ARTICLE I. INTRODUCTION........................................................1
     1.1      Establishment and Purpose........................................1
     1.2      Legal Requirements...............................................1
     1.3      Absence of Guarantee.............................................1
     1.4      Employment Rights................................................1
     1.5      Litigation by Participants.......................................1
     1.6      Controlling Law..................................................1
     1.7      Merger or Consolidation of Plan and Trust Fund...................2
     1.8      Gender and Number................................................2
     1.9      Participating Groups and Schedules...............................2
     1.10     Effective Dates..................................................2

ARTICLE II. DEFINITIONS........................................................3
     2.1      Account..........................................................3
     2.2      Affiliated Company...............................................3
     2.3      Alliant Common Stock Fund........................................3
     2.4      Alliant ESOP Fund................................................3
     2.5      Alliant Non-ESOP Fund............................................3
     2.6      Beneficiary......................................................3
     2.7      Code.............................................................4
     2.8      Committee........................................................4
     2.9      Company..........................................................4
     2.10     Company  Contributions...........................................4
     2.11     Compensation.....................................................4
     2.12     Corporation......................................................5
     2.13     Deferred Cash Contributions......................................5
     2.14     Disability.......................................................5
     2.15     Employee Pretax Account..........................................5
     2.16     Employer Contribution Account....................................5
     2.17     Employer Match A Account.........................................5
     2.18     Employer Match B Account.........................................5
     2.19     ERISA............................................................5
     2.20     Highly Compensated Employee......................................5
     2.21     Investment Funds.................................................5
     2.22     Participant......................................................6
     2.23     Participant Loan Fund............................................6
     2.24     Participating Group..............................................6
     2.25     Plan.............................................................6
     2.26     Plan Year........................................................6

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     2.27     Post-86 Aftertax Account.........................................6
     2.28     Pre-87 Aftertax Account..........................................6
     2.29     Prior Plan Monies Account........................................6
     2.30     Rollover Contributions...........................................6
     2.31     Rollover Contribution Account....................................6
     2.32     Schedule.........................................................6
     2.33     Spouse...........................................................6
     2.34     Trust Agreement..................................................6
     2.35     Trust Fund.......................................................6
     2.36     Trustee..........................................................7
     2.37     Valuation Date...................................................7

ARTICLE III. PARTICIPATION.....................................................8
     3.1      Eligibility Requirements.........................................8
     3.2      Participation Requirements.......................................8
     3.3      Duration of Participation........................................9
     3.4      Leased Employees.................................................9
     3.5      Collective Bargaining Unit Employees.............................9
     3.6      Nonresident Alien................................................9
     3.7      Common Law Employees.............................................9

ARTICLE IV. DEFERRED CASH CONTRIBUTIONS.......................................10
     4.1      Contribution (Payroll) Deduction................................10
     4.2      Age 50 Catch-Up Contributions...................................10
     4.3      Effect of Contribution (Payroll) Deduction......................11

ARTICLE V. CONTRIBUTIONS......................................................12
     5.1      Deferred Cash Contributions.....................................12
     5.2      Company Contributions...........................................12
     5.3      Actual Deferral Percentage......................................12
     5.4      Required Test and Adjustment....................................13
     5.5      Adjustment to Company Contribution Accounts.....................14
     5.6      Rollover Contributions..........................................16

ARTICLE VI. ACCOUNTS..........................................................17
     6.1      Valuation of Accounts...........................................17
     6.2      Allocation of Contributions and Withdrawals.....................17
     6.3      Allocation of Net Earnings or Losses............................17
     6.4      Allocation of Distributions.....................................17
     6.5      Limitations on Allocations......................................17

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ARTICLE VII. INVESTMENT OF TRUST FUNDS........................................19
     7.1      Investment Funds................................................19
     7.2      Investment Elections............................................19
     7.3      Special Provisions Re: Common Stock of
               Alliant Energy Corporation.....................................20
     7.4      Loans...........................................................21

ARTICLE VIII. NONFORFEITURE OF BENEFITS.......................................24

ARTICLE IX. DISTRIBUTIONS.....................................................25
     9.1      Distributions as a Result of Termination or Disability..........25
     9.2      Direct Transfer of Eligible Rollover Distributions..............26
     9.3      Payments to Beneficiary.........................................27
     9.4      Provision Regarding Unpaid Loans................................27
     9.5      Participant's Interest Not Transferable.........................28
     9.6      Facility of Payment.............................................28

ARTICLE X. WITHDRAWALS DURING EMPLOYMENT......................................29
     10.1     Hardship Withdrawals............................................29
     10.2     Other In-Service Withdrawals....................................30

ARTICLE XI. ADMINISTRATION....................................................32
     11.1     Plan Administered by Committee..................................32
     11.2     Indemnity for Liability.........................................33
     11.3     Appeal from Denial of Claims....................................33
     11.4     USERRA Compliance...............................................34

ARTICLE XII. AMENDMENT AND TERMINATION........................................35
     12.1     Amendment.......................................................35
     12.2     Right to Terminate Plan.........................................35

ARTICLE XIII. TOP-HEAVY RESTRICTIONS..........................................36
     13.1     General.........................................................36
     13.2     Minimum Benefits................................................37

ARTICLE XIV. LEVERAGING.......................................................38
     14.1     Acquisition Loans...............................................38
     14.2     Loan Suspense Account...........................................38
     14.3     Restrictions on Allocations.....................................39
     14.4     Impact on Annual Additions Limitations..........................39
     14.5     Company Contributions...........................................40
     14.6     Excess Match....................................................40
     14.7     Nonterminable Rights............................................40

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Schedule A....................................................................41

Schedule B....................................................................42

Schedule C....................................................................44

Schedule D....................................................................45



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                            ARTICLE I. INTRODUCTION
                            -----------------------

1.1 Establishment and Purpose. Effective May 29, 1998 the Interstate Power Company 401(k) Plan and IES Industries Inc. Employee Savings Plan were merged into the Wisconsin Power and Light Company Employees' Retirement Savings Plan, with the merged plan renamed the Interstate Energy Corporation 401(k) Savings Plan. The Plan was renamed the Alliant Energy Corporation 401(k) Savings Plan effective June 30, 1999 and was amended in several other respects prior to 2002. This restatement is effective January 1, 2002 and is intended (i) to satisfy applicable statutory and regulatory requirements, (ii) to implement an employee stock ownership plan as a portion of the Plan in order to make the Company eligible for the dividend deduction provisions of Code Section 404(k), and (iii) to implement certain other design changes. The purpose of the Plan is to encourage savings and to provide tax-effective compensation to eligible employees.

1.2 Legal Requirements. The Plan is intended to constitute both a qualified cash or deferred compensation arrangement within a profit sharing plan within the meaning of Code Sections 401(k) and 402(a)(8) and a stock bonus plan which is an employee stock ownership plan within the meaning of Code Sections 404(k) and 4975(e)(7). The Trust Agreement providing for the investment of contributions made hereunder and for the payment of benefits to Participants is intended to constitute a qualified trust within the meanings of Code Sections 401 and 501(a).

1.3 Absence of Guarantee. Neither the Committee, the Trustee, the Corporation, nor the Company in any way guarantees the Trust Fund against loss or depreciation. The Company does not guarantee any payment to any person. The liability of the Company, the Trustee, the Corporation, and the Committee to make any payment under this Plan will be limited to the assets in the Trust Fund which are available for that purpose.

1.4 Employment Rights. The Plan shall not constitute a contract of employment with any employee. Participation in the Plan will not give any Participant the right to be retained in the employ of the Company, nor any right or claim to any distribution under the Plan, unless such claim has specifically accrued under the terms of the Plan.

1.5 Litigation by Participants. To the extent permitted by law, if a legal action begun against the Trustee, the Corporation, the Company, or the Committee by or on behalf of any person, results in a decision adverse to that person; or if a legal action arises because of conflicting claims to a Participant's Account(s), the cost and expense incurred by the Trustee, the Corporation, the Company, and the Committee of defending or participating in the action will be charged, to the extent permitted by law, to the sums, if any, which were involved in the action or were payable to the Participant or other person concerned.

1.6 Controlling Law. Except to the extent superseded by laws of the United States, the laws of Wisconsin shall be controlling in all matters relating to the Plan.
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1.7       Merger or Consolidation of Plan and Trust Fund. Neither the Plan nor
          the Trust Fund may be merged or consolidated with, nor may its assets and liabilities be transferred to, any other plan or trust, unless each Participant would (if such plan then terminated) be entitled to a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit to which such Participant would have been entitled immediately before the merger, consolidation or transfer (if the Plan had then terminated).

1.8 Gender and Number. Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the single shall include the plural, and the plural shall include the singular.

1.9 Participating Groups and Schedules. The eligible employees are comprised of a number of different Participating Groups. As a result of collective bargaining, prior plan benefits, and/or other factors, the substantive provisions vary between the Participating Groups and are reflected in both the basic text and the applicable Schedules with respect to applicable Accounts. In the event a Participant transfers from one Participating Group to another, except as otherwise provided, assets in a particular Account shall remain in such Account and be subject to the rules applicable for such Account.

1.10 Effective Dates. The USERRA rules in paragraph 11.4 shall be retroactively effective to December 12, 1994. The discrimination tests reflected in Sections 5.4 and 5.5 as they applied in the pre-2002 document shall be retroactively amended to reflect that the "current year" method was utilized in 1998 for all groups except for the WPL bargaining group and in 2000 for all groups.

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                             ARTICLE II DEFINITIONS
                             ----------------------

As used in this Plan, the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

2.1 Account or Accounts means the record of a Participant's interest in the Plan, composed of the Employee Pretax Account, the Employer Contribution Account, the Employer Match A Account, the Employer Match B Account, the Pre-87 Aftertax Account, the Post-86 Aftertax Account, the Prior Plan Monies Account, and the Rollover Account.

2.2 Affiliated Company means any corporation or other entity which is treated as a single employer with the Corporation pursuant to Code
          Section 414(b), (c), (m) or (o), including the Corporation and any other Company.

2.3 Alliant Common Stock Fund means the Investment Fund described in paragraph 7.3. It has two subaccounts, the Alliant ESOP Fund and the Alliant Non-ESOP Fund.

2.4 Alliant ESOP Fund means the Alliant Energy Corporation ESOP Stock Fund, which is the portion of the Alliant Common Stock Fund comprised of the assets of the Alliant Common Stock Fund on January 1, 2002, plus any Company Contributions or Rollover Contributions thereafter which are invested to the Alliant Common Stock Fund, minus any transfers, withdrawals or distributions out of the Alliant Common Stock Fund attributable to the Alliant ESOP Fund pursuant to paragraphs 5.5 or 7.2 or Articles IX or X. In addition, on January 1, 2003 and each January 1 thereafter, the Alliant ESOP Fund shall include the assets transferred to it from the Alliant Non-ESOP Fund. The Alliant ESOP Fund as in existence from time to time constitutes the employee stock ownership plan portion of the Plan and is intended to be primarily invested in the common stock of Alliant Energy Corporation.

2.5 Alliant Non-ESOP Fund means the Alliant Energy Corporation Non-ESOP Stock Fund, which is the portion of the Alliant Common Stock Fund attributable to Deferred Cash Contributions made after December 31, 2001, plus any transfers to the Alliant Common Stock Fund after January 1, 2002 pursuant to paragraph 7.2 and any loan repayments to the Alliant Common Stock Fund after January 1, 2002 pursuant to paragraph 7.4, minus any transfers, withdrawals or distributions out of the Alliant Common Stock Fund attributable to the Alliant Non-ESOP Fund pursuant to paragraphs 5.4 or 7.2 or Articles IX or X. Notwithstanding the foregoing, on January 1, 2003 and each January 1 thereafter, the assets in the Alliant Non-ESOP Fund shall be automatically transferred to the Alliant ESOP Fund, and the Alliant Non-ESOP Fund shall begin the year with no assets.

2.6 Beneficiary shall mean the Spouse, if then living, unless an alternative Beneficiary is designated by the Participant and such designation is consented to by the Spouse in accordance with procedures established by the Committee. In the event the Participant is not married or has no living Spouse, Beneficiary shall mean any person

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          designated as such by the Participant on a form supplied by the
          Committee to receive the benefits payable upon the death of the Participant. If no such designation is in effect at the time of the death of the Participant, or if no person so designated with the consent of the Spouse, if so required hereby, shall survive the Participant, the Beneficiary shall be the Spouse, if then living; and if the Spouse is not then living, then the Participant's estate. A Participant may at any time change a designated Beneficiary; provided, however, that no such change shall be effective unless in writing on forms provided by the Committee and provided any such designation is consented to by the Spouse. Except as otherwise provided in a valid beneficiary designation, a Beneficiary living at the death of a Participant may designate his own Beneficiary, and, in the event of death without a valid designation, the next Beneficiary shall be such Beneficiary's estate. Notwithstanding the foregoing, in the event of the Participant's divorce, the former spouse shall cease to be a Beneficiary unless after such divorce the Participant completes a new designation naming such individual as a Beneficiary.

2.7 Code means the Internal Revenue Code of 1986 as amended from time to time.

2.8 Committee means the Employee Total Compensation Committee appointed by the Board of Directors of the Corporation. Such Committee has the responsibility for the administration of the Plan as provided in
          Article XI.

2.9 Company means collectively, unless the context indicates otherwise, the Corporation, Alliant Energy Corporation, Interstate Power and Light Company, Wisconsin Power and Light Company, Alliant Energy Resources, Inc., Alliant Energy Integrated Services Company, Industrial Energy Applications, Inc., Schedin & Associates, Inc., SVBK Consulting Group, Inc., Cogenex Corporation, Energy Performance Services Inc., Alliant Energy International, Inc., Alliant Energy Investments, Inc., Heartland Properties, Inc., Capital Square Financial Corporation, Alliant Energy Transportation, Inc., Transfer Services, Inc., Williams Bulk Transfer Inc., Cedar Rapids and Iowa City Railway Co., and other Affiliated Companies to which the Plan has been extended by action of the Committee.

2.10 Company Contributions means the contributions made to the Plan by the Company on behalf of a Participant in accordance with paragraph 5.2.

2.11 Compensation means for a Participant for the Plan Year, the aggregate of:

          (a)  base pay and overtime pay, plus

          (b) such incentive pay, if any, as is identified by the Committee, prior to the payment of any such amount, as includible as "Compensation" hereunder, plus

          (c) the amount of any salary reduction contributions pursuant to Code Sections 125, 132(f), and 401(k) from the amounts in (a) and (b) above.

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          The maximum annual compensation taken into account hereunder for purposes of calculating any Participant's accrued benefit (including the right to any optional benefit) and for all other purposes under the Plan shall be two hundred thousand dollars ($200,000) or such higher amount permitted pursuant to Code Section 401(a)(17).

2.12 Corporation means Alliant Energy Corporate Services, Inc. or any successor or successors.

2.13 Deferred Cash Contributions means the contributions made to the Plan by the Company for a Participant in accordance with the Participant's contribution (payroll) deduction under Article IV.

2.14 Disability means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment, which impairment is, or is anticipated to be, total and permanent in the judgment of the Committee. Any Participant who receives long-term disability benefits pursuant to a plan sponsored by the Company is presumptively disabled for purposes of this Plan. The "Disability Date" is the date on which the Participant becomes disabled or the date the Participant begins to receive such disability benefits, whichever date the Participant so elects.

2.15 Employee Pretax Account means the Account reflecting a Participant's interest in the Plan related to Deferred Cash Contributions and previous employee pre-tax contributions as determined by the Committee.

2.16 Employer Contribution Account means the Account reflecting part or all of a Participant's interest in the Plan related to Company Contributions for applicable Participating Groups as provided in the applicable Schedules.

2.17 Employer Match A Account means the Account reflecting part or all of a Participant's interest in the Plan related to Company Contributions for applicable Participating Groups as provided in the applicable Schedules and/or prior employer contributions as determined by the Committee.

2.18 Employer Match B Account means the Account reflecting part or all of a Participant's interest in the Plan related to Company Contributions for applicable Participating Groups as provided in the applicable Schedules and/or prior employer contributions as determined by the Committee.

2.19 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.20      Highly Compensated Employee means an employee defined in paragraph
          5.3.

2.21      Investment Funds means those funds defined in paragraph 7.1 hereof.

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2.22      Participant means an employee who satisfies the participation requirements of Article III.

2.23 Participant Loan Fund means the Investment Fund which reflects any amounts loaned to a Participant pursuant to paragraph 7.4 which are considered a segregated investment by such Participant.

2.24 Participating Group means a group of employees of the Company who are subject to substantially similar substantive provisions hereunder as provided in such group's applicable Schedule.

2.25 Plan means the "Alliant Energy Corporation 401(k) Savings Plan" as set forth in this document, and as amended from time to time.

2.26 Plan Year means a calendar year which begins on January 1 and ends on December 31.

2.27 Post-86 Aftertax Account means the Account reflecting a Participant's interest in the Plan related to after-tax employee contributions made after 1986 as determined by the Committee.

2.28 Pre-87 Aftertax Account means the Account reflecting a Participant's interest in the Plan related to after-tax employee contributions made prior to 1987 as determined by the Committee.

2.29 Prior Plan Monies Account means the Account reflecting a Participant's interest in the Plan related to certain prior employer contributions as determined by the Committee.

2.30 Rollover Contributions means a Participant's contributions as determined under paragraph 5.6 hereof.

2.31 Rollover Contribution Account means the Account reflecting a Participant's interest in the Plan related to Rollover Contributions and/or prior rollovers as determined by the Committee.

2.32 Schedule means one of the attachments at the end hereof that explain the substantive provisions applicable to the various Participating Groups.

2.33 Spouse means the person who is legally married to the Participant as of any date of reference.

2.34 Trust Agreement means any written agreement establishing a trust for purposes of receiving, holding, investing, and disposing of the Trust Fund.

2.35 Trust Fund means the Trust Fund established pursuant to a Trust Agreement for purposes of receiving and investing contributions made pursuant to this Plan and for

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          the purpose of paying distributions hereunder. Any such Trust shall be qualified under Code Section 501(a).

2.36      Trustee means the person acting as Trustee under any Trust Agreement.

2.37 Valuation Date means the date that Accounts are valued, i.e., each business day.


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                           ARTICLE III. PARTICIPATION
                           --------------------------

3.1       Eligibility Requirements.

          (a) The eligibility requirements are identified for each Participating Group in the applicable Schedule.

          (b)  For purposes of this section, "hours of service" shall mean:

               (i) each hour for which such employee is directly or indirectly paid, or entitled to payment, for the performance of duties for an Affiliated Company;

               (ii) each hour such employee is paid for holidays, vacation or other time not worked;

               (iii) each hour such employee would have normally worked while on disciplinary suspension or on approved leave-of-absence due to sickness, accident, military service, or government service during time of war, or other cause; provided however, that he returns to active employment at the expiration of such leave-of-absence, otherwise no hours of service shall be credited for such periods;

               (iv) each hour such employee would have worked while disabled and receiving payments under the terms of the Company's sick leave plan or long-term disability plan; and

               (v) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to; provided, however, that no more than five hundred one (501) hours shall be credited for payments of back pay for a period of time during which the employee performed no duties.

               When computing hours of service, overtime hours shall be treated as straight time hours; and there shall be no duplication of credit for hours which might otherwise be creditable under more than one of the above listed categories.

          (c) A rehired employee in an eligible status who previously completed the eligibility requirements for the Participating Group in which rehired, shall be eligible to participate on the date of rehire.

3.2 Participation Requirements. To become a Participant in the Plan, an eligible employee must either:

          (a) affirmatively make a contribution (payroll) deduction under paragraph 4.1 hereof, or

          (b)  elect to make a Rollover Contribution under paragraph 5.6 hereof.

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3.3       Duration of Participation. An employee who has become a Participant shall continue to be a Participant in the Plan until the first Valuation Date on which no balance remains in any of his Accounts.

3.4 Leased Employees. A person who is a "leased employee" within the meaning of Code Section 414(n) and (o) shall not be eligible to participate in the Plan, but in the event such a person was participating or subsequently becomes eligible to participate herein, credit shall be given for the person's service as a leased employee toward completion of the Plan's eligibility requirements, including any service for an Affiliated Company. A "leased employee" for this purpose is any person (other than a common law employee of an Affiliated Company) who, pursuant to an agreement between an Affiliated Company and any other person has performed services for the Affiliated Company on a substantially full-time basis for a period of at least one year, if such services are performed under the primary direction of or control by the Affiliated Company.

3.5 Collective Bargaining Unit Employees. An employee in a collective bargaining unit with which the Company has a bargaining agreement shall not be eligible to participate in the Plan unless, and then only to the extent, such bargaining agreement specifically provides.

3.6 Nonresident Alien. A person shall not be eligible to participate in the Plan if such person is a nonresident alien who receives no earned income from the Company that constitutes income from sources within the United States.

3.7 Common Law Employees. Coverage under the Plan is limited to persons who are treated by the Company as common law employees for federal employment tax purposes. In the event the Company changes its treatment of a person from independent contractor to common law employee, for whatever reason, coverage shall apply prospectively as of the date of such change.

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                    ARTICLE IV. DEFERRED CASH CONTRIBUTIONS
                    ---------------------------------------

4.1 Contribution (Payroll) Deduction. An eligible employee may elect to make Deferred Cash Contributions by a contribution (payroll) deduction in an amount in any multiple of one percent (1%) from zero percent (0%) of his Compensation up to a maximum of nineteen percent (19%). Such maximum percentage may be amended by action of the Committee from time to time, including the establishment of a separate maximum rate for Highly Compensated Employees. New or revised elections may be made on a daily basis in the manner provided by the Committee. The Committee may limit or reduce the Deferred Cash Contributions of Highly Compensated Employees, as provided for in paragraph 5.4 hereof.

          Notwithstanding the foregoing provisions of this paragraph 4.1 and subject to paragraph 10.1(e), the maximum amount that a Participant may elect to have contributed for any Plan Year pursuant to a contribution (payroll) deduction shall not exceed eleven thousand dollars ($11,000) in 2002 and the applicable amount for future years as provided in Code Section 402(g), reduced by the amount of any contributions made by an Affiliated Company for such Plan Year on behalf of the Participant pursuant to a salary reduction agreement under any other qualified plan under Code Section 401(k) maintained by the Affiliated Company. In the event such limitation is exceeded for a Plan Year, then, notwithstanding any other provision of the Plan or law, such excess, to the extent it has been contributed to the Plan, plus any income and minus any loss allocable thereto, shall be distributed to the Participant not later than April 15 next following the end of such Plan Year. Excess contributions to be distributed from an Employee Pretax Account, plus any income and minus any loss allocable thereto, shall be distributed from the Investment Funds in which such Account is invested at the time of distribution pro rata in accordance with the balance of the Account in each of the Investment Funds as of the Valuation Date next preceding the date of distribution but adjusted for any later loan made from the Account, except that no amount shall be distributed from the Account invested in the Participant Loan Fund until the balance in the other Investment Funds has been distributed. For purposes of this paragraph, the income or loss allocable to the excess contributions to be distributed from such Account for a Plan Year shall be determined by multiplying the total income or loss of the Account for such Plan Year by a fraction, the numerator of which is the excess contributions to be distributed from such account for such Plan Year and the denominator of which is the balance in such Account as of the end of such Plan Year.

4.2 Age 50 Catch-Up Contributions. Effective July 1, 2002, additional Deferred Cash Contributions shall be permitted on a pre-tax basis for Participants who are at least age forty-nine (49) by the December 31 preceding the applicable calendar year in the amount of $1,000 for 2002, $2,000 for 2003, $3,000 for 2004, $4,000 for 2005 and $5,000 for
          2006 and thereafter (as adjusted by cost of living increases pursuant to Code Section 414(v)). Such catch-up contributions shall be collected pursuant to the payroll deduction election of the Participant in the manner determined by the Committee. Eligible Participants are those who have attained the stated age and

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
          otherwise reach the limitation on Deferred Cash Contributions imposed either by law or by the design of the Plan. For all purposes of the Plan such catch-up contributions shall be treated as Deferred Cash Contributions, except to the extent that such catch-up contributions shall not be eligible for matching contributions hereunder nor subject to any restrictions hereunder such as paragraphs 4.1 and 5.4 except as otherwise specified in Code Section 414(v).

4.3 Effect of Contribution (Payroll) Deduction. A Participant who has a contribution (payroll) deduction in effect for any Plan Year will have the elected portion of his Compensation deferred in order to have it contributed to the Plan by the Company on behalf of the Participant as a Deferred Cash Contribution. A contribution (payroll) deduction shall become effective as soon as practicable commencing after the later of the election or the applicable entry date. Once effective, a contribution (payroll) deduction shall remain in effect until the earliest of the following events to occur:

          (a) The applicable date determined by the Committee following the Company's receipt of the Participant's notification changing his contribution (payroll) deduction;

          (b)  The Participant's termination date;

          (c)  The Disability Date of the Participant;

          (d) The application of the adjustment defined in paragraph 5.4 or the limitation provided in paragraphs 4.1 and 4.2; or

          (e) The receipt of a hardship withdrawal in accordance with paragraph 10.1.

                            ARTICLE V. CONTRIBUTIONS
                            ------------------------

5.1 Deferred Cash Contributions. The Company shall periodically make Deferred Cash Contributions to this Plan, equal to the amounts elected by Participants in accordance with Article IV hereof. The Company shall periodically forward all Deferred Cash Contributions to the Trustee as soon as practicable in the form of cash; provided all such contributions are so forwarded by the fifteenth (15th) day of the month following the salary deferral.

5.2 Company Contributions. Subject to the provisions of paragraph 5.4, the Company shall make Company Contributions for each of its Participants in the amounts identified for each Participating Group in the applicable Schedule. The Company shall periodically forward all Company Contributions to the Trustee; provided that all Company Contributions in respect of a pay period are so forwarded no later than the time for filing (including extensions thereof) the Company's Federal income tax return for the tax year in which such pay period occurs. Company contributions shall be allocated to the applicable Account as provided for the Participating Group in the applicable Schedule.

5.3 Actual Deferral Percentage. The actual deferral percentage for a specified group of employees eligible to be Participants pursuant to paragraph 3.1 (as hereinafter described) for a Plan Year shall be the average of one hundred (100) times the result (calculated separately for each employee in such group) obtained by dividing the amount of Deferred Cash Contributions actually paid to the Plan for each such employee for such Plan Year by the employee's compensation for the portion of such Plan Year for which Deferred Cash Contributions were made or could have been made for such employee. For the purposes of this paragraph and the second paragraph of paragraph 5.5, the term "compensation" means compensation for services performed for the Company that is currently includable in the employee's gross income and, if elected by the Company, any amounts contributed by the Company pursuant to a salary reduction agreement and which is not includable in the gross income of the employee under either Code Section 125 or 402(a)(8). As soon as practicable after the end of the Plan Year, the Committee shall calculate the actual deferral percentages for the Plan Year for the group of employees who are Highly Compensated Employees for the Plan Year and for the group of employees who are not Highly Compensated Employees for the Plan Year. For the purposes of this
          Article V, the term "Highly Compensated Employee" means:

          (a) A highly compensated active employee includes any employee who performs service for the Affiliated Companies and who:

               (i) was a five percent (5%) owner during the prior Plan Year or the current Plan Year, or

               (ii) received compensation from the Affiliated Companies in excess of eighty-five thousand dollars ($85,000) (as adjusted pursuant to Code Section 415(d)) during the prior Plan Year.

          (b) For purposes of this definition and the tests in paragraphs 5.4 and 5.5, the compensation and contribution history of the merged plans prior to the merger date shall be considered and aggregated.

          (c) The determination of who is a Highly Compensated Employee will be made in accordance with Code Section 414(q).

5.4 Required Test and Adjustment. The following test shall be applied separately to (i) those Participants who are not in a collective bargaining unit and (ii) those Participants who are in a collective bargaining unit, with each separate unit also being tested separately. Notwithstanding the provisions of paragraphs 4.1 and 5.1, if the actual deferral percentage for the employees eligible to be Participants pursuant to paragraph 3.1 who are Highly Compensated Employees for any Plan Year exceeds, or in the judgment of the Committee is likely to exceed, the greater of (a) or (b) as follows:

          (a) The actual deferral percentage for the prior Plan Year for the employees who are not Highly Compensated Employees for such prior Plan Year, multiplied by 1.25, or

          (b) The actual deferral percentage for such prior Plan Year for the employees who are not Highly Compensated Employees for such prior Plan Year, multiplied by two (2); provided, however, that the actual deferral percentage for the employees who are Highly Compensated Employees for the Plan Year may not exceed the actual deferral percentage for the prior Plan Year for the employees who are not Highly Compensated Employees for such prior Plan Year by more than two (2) percentage points;

          then amounts contributed, or to be contributed, on behalf of Participants who are Highly Compensated Employees for such Plan Year shall be reduced at such time and in such manner as the Committee shall determine under rules and regulations uniformly applied and consistent with the following provisions of this paragraph so that the actual deferral percentage for employees who are Highly Compensated Employees for such Plan Year does not exceed the greater of (a) or (b) above. If during the Plan Year a Participant who is a Highly Compensated Employee for such Plan Year also participated in any other plan of the Company which includes a cash or deferred arrangement qualifying under Code Section 401(k), his compensation and contributions made pursuant to the cash or deferred arrangement under such other plan shall be taken into account for purposes of applying the tests under (a) or (b) above. In order to accomplish the foregoing, the Committee, in its discretion, may adjust the amount of contribution (payroll) deductions authorized pursuant to the provisions of paragraph 4.1 for such future period as may be required and shall do so by making such adjustments in the amounts to be contributed on behalf of

          Participants who are Highly Compensated Employees for such Plan Year in the order of the contribution (payroll) deductions authorized by Participants who are Highly Compensated Employees beginning with the highest of such percentages. After the end of the Plan Year, if there are any excess amounts that must be refunded in order to satisfy the test, the Committee shall refund Deferred Cash Contributions previously made to the Highly Compensated Employees who made the contributions with the largest dollar amounts, leveling the maximum dollar amount until such excess is fully refunded. The amount by which Deferred Cash Contributions previously made on behalf of a Participant for a Plan Year is reduced, plus any income and minus any loss allocable thereto, shall be paid, notwithstanding any other provision of the Plan or law, to the Participant not later than the end of the following Plan Year. Such distribution shall be made from the Investment Funds in which the Participant's Employee Pretax Account is invested at the time of distribution pro rata in accordance with the balance of such Account in each of the Investment Funds as the Valuation Date next preceding the date of distribution but adjusted for any later loan made from the Account, except that no amount shall be distributed from the Account invested in the Participant Loan Fund until the balance in the other Investment Funds has been distributed. For purposes of this paragraph, the income or loss allocable to such contributions to be distributed from a particular Account for a Plan Year shall be determined by multiplying the total income or loss of the Account for such Plan Year by a fraction, the numerator of which is the amount of contributions to be distributed from such Account for such Plan Year and the denominator of which is the balance in such Account as of the end of the Plan Year.

5.5 Adjustment to Company Contribution Accounts. The following test shall be applied separately to (i) those Participants who are not in a collective bargaining unit and (ii) those Participants who are in a collective bargaining unit, with each separate unit also being tested separately. Notwithstanding the provisions of paragraph 5.2, if the average contribution percentage for the employees who are Highly Compensated Employees for any Plan Year exceeds, or in the judgment of the Committee is likely to exceed, the greater of (a) or (b) as follows:

          (a) The average contribution percentage for the prior Plan Year for the eligible employees who are not Highly Compensated Employees for such prior Plan Year, multiplied by 1.25; or

          (b) The average contribution percentage for such prior Plan Year for the employees who are not Highly Compensated Employees for such prior Plan Year, multiplied by two (2); provided, however, that the average contribution percentage for the employees who are Highly Compensated Employees for the Plan Year may not exceed the average contribution percentage for the prior Plan Year for the employees who are not Highly Compensated Employees for such prior Plan Year by more than two (2) percentage points; and provided further that the provisions of this subparagraph (b) shall be inapplicable to the extent prescribed by Treasury regulations to prevent the multiple use of this alternative limitation;

          then the amounts contributed, or to be contributed, on behalf of Participants who are Highly Compensated Employees for such Plan Year shall be reduced at such time and in such manner as the Committee shall determine under rules and regulations uniformly applied and consistent with the following provision of this paragraph so that the average contribution percentage for the employees who are Highly Compensated Employees for such Plan Year does not exceed the greater of (a) or (b) above. If during the Plan Year a Participant who is a Highly Compensated Employee for such Plan Year also participated in any other plan of the Company to which employer matching contributions or employee contributions required to be taken into account hereunder are made, his compensation and such contributions made under such other plan shall be taken into account for purposes of applying the tests under (a) or (b) above. In order to accomplish the foregoing, the Committee, in its discretion, may adjust the amount of Company Contributions to be made pursuant to the provisions of paragraph 5.2 for such future period as may be required and shall do so by making such adjustments in the amounts to be contributed to Accounts on behalf of Participants who are Highly Compensated Employees for such Plan Year in the order of the contribution percentage (determined in accordance with the last paragraph of this paragraph) of such Participants beginning with the highest of such percentages. After the end of the Plan Year, if there are any excess amounts that must be reduced in order to satisfy the test, the Committee shall reduce Company Contributions previously made to the Highly Compensated Employees with the largest dollar amounts, leveling the maximum dollar amount until such excess is fully reduced. The amount by which contributions previously made to a Participant's Account for a Plan Year are so reduced, plus any income and minus any loss allocable thereto, shall be paid to the Participant not later than the end of the following Plan Year. In addition, if reductions in a Participant's Deferred Cash Contributions are made pursuant to paragraph 5.4, the Committee shall reduce Company Contributions previously made with respect to any such contributions pursuant to the provisions of paragraph 5.2 and such amount, plus any income and minus any loss allocable thereto, shall be paid to the Participant not later than the end of the following Plan Year. Such reductions in contributions from the Participant's Account, plus any income and minus any loss allocable thereto, shall be made from the investment fund in which such contributions were invested. For purposes of this paragraph, the income or loss allocable to contributions for a Plan Year shall be determined by multiplying the total income or loss of the applicable Account for such Plan Year by a fraction, the numerator of which is the amount by which contributions to such Account are to be reduced for such Plan Year and the denominator of which is the balance in such Account as of the end of such Plan Year.

          For purposes of this paragraph, "average contribution percentage" for a specified group of employees eligible to be Participants pursuant to paragraph 3.1 for a Plan Year shall be the average of one hundred
          (100) times the result (calculated separately for each employee in such group) obtained by dividing the amount actually contributed to the Account of each such employee under paragraph 5.2 for such Plan Year by the employee's compensation for the portion of such Plan Year for which Company Contributions were made or could have been made for such employee.

5.6 Rollover Contributions. An employee of the Company who is not excluded from participation pursuant to paragraph 3.5 or 3.6 may elect to rollover into the Plan (a "Rollover Contribution") in the form of cash any benefits of such employee arising out of participation by such employee or such employee's deceased spouse in an employee pension benefit plan maintained by an Affiliated Company or a former employer of such person or any individual retirement account to the maximum extent permitted by law, excluding after-tax accounts.

          An employee who makes a rollover into the Plan prior to becoming a Participant pursuant to paragraph 3.1 shall be treated as a Participant hereunder solely with respect to the rollover, until such time that the requirements of paragraph 3.1 are satisfied.

                              ARTICLE VI. ACCOUNTS
                              --------------------

6.1 Valuation of Accounts. As of the end of each business day the Account(s) of each Participant shall be valued, subject to the adjustments described in paragraphs 6.2, 6.3, and 6.4 hereof. As soon as practicable after the end of each Plan Year, the Trustee shall cause to be delivered to the Participant, a statement summarizing the activity in the Participant's Account during the previous year and showing the value of investment in the Account, broken down by Investment Fund(s).

6.2 Allocation of Contributions and Withdrawals. After the end of each pay period, Deferred Cash Contributions and Company Contributions made by the Company on behalf of each Participant pursuant to Article V, during the pay period then ending, shall be added to the proper Account of each such Participant. All distributions pursuant to paragraphs 4.1, 5.4, and 5.5 and withdrawals made by Participants shall be deducted from the proper Account of each such Participant as of the date of payment.

6.3 Allocation of Net Earnings or Losses. As of each Valuation Date, there shall be determined the net earnings or losses of each of the Investment Funds, other than the Participant Loan Fund, adjusted for any costs or expenses payable from the Trust Fund pursuant to the Trust Agreement. Such net earnings or losses determined as of the Valuation Date, shall be allocated as of that date to the Account(s) of all Participants in the proportion that each Account balance is invested in such Investment Fund as of the preceding Valuation Date, adjusted for any withdrawals and distributions described in paragraph 6.2, Participant loans made from such Investment Fund described in paragraph 7.4, transfers to the Investment Fund from other Investment Funds, transfers from the Investment Fund to other Investment Funds, Rollover Contributions made to such Investment Fund, and Deferred Cash Contributions, Company Contributions and interest and loan repayments on Participant loans made since the last Valuation Date and invested in such Investment Fund, bears to the total of all such Account balances in each Investment Fund so adjusted.

6.4 Allocation of Distributions. As of each Valuation Date, after the allocations under paragraphs 6.2 and 6.3 have been made, any distributions to be made to a Participant under Article IX shall be deducted from the proper Accounts of the Participant. The value of any distributions shall be based on the Valuation Date preceding the distribution.

6.5 Limitations on Allocations. The Plan is subject to the limitations on benefits and contributions imposed by Code Section 415 which are incorporated herein by this reference. The limitation year shall be the Plan Year. Any amounts not allocable to a Participant by reason of the limitations incorporated herein shall be allocated and reallocated during the limitation year among all other eligible Participants to the extent permitted by the limitations in lieu of Company Contributions. Any amounts which cannot be allocated or reallocated due to the limitations shall be credited to a suspense account subject to the following conditions:

          (a) amounts in the suspense account shall be allocated in lieu of Company Contributions among all eligible Participants hereunder at such time, including termination of the Plan or complete discontinuance of Company contributions, as the foregoing limitations permit,

          (b) no investment gains or losses shall be allocated to the suspense account,

          (c) no further Company contributions shall be permitted until the foregoing limitations permit their allocation to Participant's accounts, and

          (d) upon termination of the Plan any unallocated amounts in the suspense account shall revert to the Company.

                     ARTICLE VII. INVESTMENT OF TRUST FUNDS
                     --------------------------------------

7.1 Investment Funds. Contributions made under this Plan shall be deposited in the Trust Fund for purposes of investment. The Trust Fund shall consist of the Alliant Common Stock Fund, the Participant Loan Fund and at least three (3) or more additional Investment Funds as shall be designated from time to time by the Committee. Investment Funds are not separate trust funds but are funds reflecting various types of investments that the Trustee shall from time to time establish upon direction of the Committee. Each Participant's share in the Trust Fund shall consist of an undivided interest in the respective assets allocated to one (1) or more of such Investment Funds from time to time. Except as otherwise provided, each Participant's share in each such Investment Fund as of any Valuation Date shall be that proportion of such Investment Fund that his Accounts in such Investment Fund as of such date bear to the total Accounts of all Participants in such Investment Fund as of the Valuation Date that such share is being determined.

7.2       Investment Elections.

          (a) A Participant's Account(s) and new contributions thereto shall be invested in one (1) or more of the Investment Funds. Except as otherwise provided herein, the allocation among the Investment Funds shall be directed by the Participant in the manner and to the extent provided by the Committee.

          (b) Amounts invested in the Alliant Common Stock Fund shall be automatically divided between the Alliant ESOP Fund and the Alliant Non-ESOP Fund by the nature of such funds, without direction by the Participant.

          (c) Amounts in the Employer Match A Account shall be automatically invested in the Alliant Common Stock Fund and shall remain in such fund until distribution or withdrawal pursuant to paragraph
               5.5 or Articles IX or X with two exceptions.

               (i) During the thirty (30)-day period immediately prior to "retirement," a Participant who is a bargaining unit employee of Wisconsin Power and Light Company or Interstate Power Company may redirect part or all of the assets of the Employer Match A Account into any other Investment Fund. For such purpose, "retirement" means the termination of employment with the Affiliated Companies by reason of retirement in accordance with the Wisconsin Power and Light Company Retirement Plan B or the Interstate Power Company Retirement Income Plan, as applicable, or their successors.

               (ii) For a period of six (6) Plan Years (unless the qualified
                    Participant's account has theretofore been completely distributed), beginning with the later of 2003 or the year next following the year in which a Participant becomes a qualified Participant, a qualified Participant may elect to transfer the eligible diversification amount out of the Alliant Common Stock Fund. A Participant becomes a qualified Participant in the later of the Plan Year in which he attains age fifty-five (55) or completes ten (10) years of participation in the Plan, as determined by the Committee; a Participant remains a qualified Participant following termination of employment until his account has been completely distributed. The eligible diversification amount is the result obtained by subtracting transfers in prior years from the Alliant Common Stock Fund related to the Employer Match A Account under this diversification provision, from twenty-five percent (25%) of the sum of (i) the Participant's account balance in the Employer Match A Account as of the December 31 immediately preceding an election to transfer, and (ii) such prior transfers; provided, however, that in the sixth (6th) year in which an election hereunder may be made, fifty percent (50%) shall be substituted for twenty-five percent (25%). An election to transfer hereunder shall be made during the first ninety
                    (90) days of the Plan Year in the manner prescribed for such purpose by the Committee; an election may be revoked or modified during such ninety (90)-day period.

          (d)  The Plan is intended to constitute a plan described in ERISA
               Section 404(c) with respect to all investments except those funds in the Employer Match A Account.

7.3       Special Provisions Re: Common Stock of Alliant Energy Corporation.

          (a) The Alliant Common Stock Fund shall be invested in the common stock of Alliant Energy Corporation, which stock constitutes "qualifying employer securities" as defined in ERISA, and such cash equivalent as is deemed appropriate by the Committee for liquidity purposes from time to time. Such qualifying employer securities shall be acquired, held and disposed of in accordance with the terms and provisions of this Plan; subject, however, to such limitations, if any, as may be provided for in ERISA. Any dividends received on common stock in this fund shall be reinvested by the Trustee in common stock of Alliant Energy Corporation as soon as possible.

          (b) Each Participant shall have the right to direct the Trustee as to the exercise of all voting rights with respect to the Participant's proportional interest in common stock of Alliant Energy Corporation held in the Alliant Common Stock Fund. If the Trustee has not received directions as to the voting of any such stock by the fifth (5th) day before the meeting of shareholders at which such vote is to be taken, then such non-voted shares shall be voted by the Trustee pursuant to the directions of the Committee. There shall be delivered to such Participant all reports, financial statements, proxies and proxy soliciting material which are delivered to holders of common stock of Alliant Energy Corporation in connection with each meeting of stockholders.

          (c) Purchases and sales of common stock of Alliant Energy Corporation may be made by the Trustee on the open market or directly from or to Alliant Energy Corporation. For each Investment Date, for shares purchased directly from or sold directly to Alliant Energy Corporation, the price of all shares purchased or sold under the Plan will be the weighted average purchase price determined as follows: the average of the high and low prices, carried to three decimal places, of the common stock of Alliant Energy Corporation reported as New York Stock Exchange - Composite Transactions on the date of purchase or sale by the Trustee, "the Investment Date" (or, if no trading in the common stock of Alliant Energy Corporation occurs on such Exchange on the Investment Date on the next preceding day on which the common stock is so traded).

          (d) Notwithstanding any other provisions of the Plan, a Participant may elect to receive a current cash payment of any dividends paid on shares of Alliant Energy Corporation common stock in the Alliant Common Stock Fund attributable to the Alliant ESOP Fund. Such election shall be made in the manner provided by the Committee. The Committee shall decide from time to time whether payments of dividends shall be made quarterly, semi-annually or annually, but in no event shall such payments be made later than ninety (90) days after the end of the Plan Year in which the dividends are paid by the Company. Any check processing fee charged by the Trustee or other service provider shall be charged against the Participant's Account(s) and shall be subtracted from such Investment Fund as is determined according to rules established by the Committee. In the event a Participant fails to make an election, the dividends shall be retained in the Alliant ESOP Fund. This election for a current distribution of dividends shall not apply to dividends attributable to the Alliant Non-ESOP Fund.

7.4       Loans.

          (a) Upon the application of a Participant, the Committee, in accordance with a uniform and nondiscriminatory policy, may direct the Trustee to make a loan to such Participant for any reason. Loans shall be made upon such terms as the Committee shall specify consistent with the provisions of this paragraph. Any loan approved by the Committee will be disbursed on such date as the Committee shall direct provided the Participant is then an employee.

          (b) The amount of any loan shall be charged against the Participant's Account(s) in the manner determined by the Committee and against the Investment Fund, other than the Participant Loan Fund, in which such Account(s) is invested pro rata in accordance with the balance of such Account(s) in each of such Investment Funds as of the Valuation Date prior to the date the loan is made. A loan application fee shall be charged against the Participant's Account(s) and shall be subtracted from such Investment Fund as is determined according to rules established by the Committee.

          (c) No loan to any Participant, when added to the outstanding balance of all other loans from the Plan made to the Participant, shall exceed the smallest of:

               (i) fifty thousand dollars ($50,000), reduced by the excess, if any, of the highest outstanding balance of all loans from all qualified plans of the Affiliated Companies, to the Participant during the one (1) year period ending on the day before the date on which the loan is made over the outstanding balance of loans from such plans to the Participant on the date the loan is made;

               (ii) fifty percent (50%) of the balance in the Participant's
                    Account, as of the most recent Valuation Date for which a valuation is available, as adjusted for any distributions, withdrawals, contributions or loan payments made after such Valuation Date;

               (iii) the balance of the eligible Participant's Accounts but excluding the Employer Match A Account and the Employer Contribution Account; or

               (iv) such other limit as the Committee may impose on a uniform and consistent basis.

          (d) The rate of interest on a loan made in any given Plan Year, and for the duration of such loan, shall be determined from time to time by the Committee.

          (e) Any loan to a Participant shall be repaid by the Participant in such manner as the Committee shall determine, subject to the limitations of this subparagraph. The Committee shall require that the loan and interest thereon be repaid biweekly by payroll deduction over a period which shall not exceed:

               (i) ten (10) years where the proceeds of the loan are to be applied to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the Participant, or

               (ii) five (5) years for all other loans.

               Each installment shall be paid through payroll deductions by the Company from the compensation of the Participant. The Company shall deposit with the Trustee the sums so deducted or paid. Any loan under the Plan may be prepaid without penalty. Partial prepayments shall not be permitted. Amounts received by the Trust Fund as a repayment of a loan to a Participant or as payment of interest on a loan to a Participant shall be added to the Participant's Account(s) on a pro rata basis against which amounts were withdrawn and allocated to the Investment Funds in accordance with the Participant's election under paragraph 7.2 with respect to the investment of contributions in effect at the time. Principal amounts received by the Trust

               Fund as a repayment of a loan to a Participant shall be subtracted from the Participant Loan Fund.

          (f) Each loan to a Participant shall be evidenced by a note, payable to the order of the Trustee, for the amount of the loan including interest thereon. Each loan shall be secured by a pledge of the borrower's Account, which pledge shall give the Trustee a security interest in all of the Participant's then existing, and thereafter acquired, rights in his Account. By accepting the loan, the Participant automatically assigns, as security for the loan, such rights in his Account.

          (g) If a loan installment is not fully paid within thirty (30) days following the biweekly due date, the Committee shall give written notice to the Participant (or former Participant). If such loan installment payment is not made within sixty (60) days thereafter, the Committee may direct the trustee to apply an amount equal to or less than fifty percent (50%) of the vested balance in the Participant's Account, to the extent permitted by law and applicable Internal Revenue Service regulations, by the amount of unpaid loan balance including interest then due. This amount would be treated as having been received by the Participant as a distribution under the plan. The Participant's interest in his/her Account shall be reduced in the order determined by the Committee.

          (h) Loans shall be available to all Participants who are active employees on an equivalent basis.

          (i) The terms of all Participant loans are subject to the review and approval of the Committee and are subject to appeal by the Participant in accordance with paragraph 11.3.

          (j) The Committee shall not approve a loan of less than one thousand dollars ($1,000) and no more than three (3) loans shall be outstanding for a Participant at any one time.

          (k) Notwithstanding the foregoing provisions of Article VII, upon termination of employment, for any reason other than Disability, all outstanding loans of the terminated Participant shall be payable in full. If full payment is not received within the thirty (30)-day grace period specified by the Trustee, the unpaid portion of the loan will be treated as having been received by the Participant as a distribution under the Plan to the extent permitted by law and applicable Internal Revenue Service regulations.

                    ARTICLE VIII. NONFORFEITURE OF BENEFITS
                    ---------------------------------------

          Notwithstanding anything to the contrary contained in this Plan, a Participant's right to receive distributions from his Account(s) shall at all times be nonforfeitable.

                           ARTICLE IX. DISTRIBUTIONS
                           -------------------------

9.1       Distributions as a Result of Termination or Disability.

          (a) Except with respect to a Participant in pay status, if the balance in the Accounts of a terminated Participant does not exceed five thousand dollars ($5,000), the Participant shall receive a distribution equal to such value in a lump sum. Such distribution shall be made as soon as practicable after the Participant's termination date or the effective date of this restatement, if later.

          (b) If the balance in the Accounts of a Participant exceeds five thousand dollars ($5,000), the Participant may make an election to request distribution of his Accounts in a form and at the time permitted under this subparagraph. Such distribution shall commence as soon as practicable after such election is made. In no event, however, shall distribution of a Participant's Account commence later than the end of the month following the January 1 after attainment of age seventy and one-half (70 1/2) by the Participant, except that a Participant who remains employed by an Affiliated Company may elect to defer commencement until termination of employment. If an election is not made, the Participant's Accounts shall remain invested in the Plan. The Participant shall retain the right to change the investment allocation among the various Investment Funds in accordance with paragraph 7.2. A notice shall be provided to the Participant explaining his right to consider the benefit election for at least thirty (30) days, although a Participant may elect to commence benefits sooner than thirty (30) days after receiving the notice.

               (i)  An eligible Participant may elect a lump sum distribution.

               (ii) An eligible Participant may elect annual installments. The period of time shall be elected by the Participant and shall not exceed the life expectancy of the Participant or the joint life expectancies of the Participant and the Beneficiary, fixed as of the date of commencement. At any time the Participant may elect to accelerate the payment of the remaining Account in a lump sum.

               (iii) Special distribution options are applicable to a
                    Participant who was a participant in the Interstate Power Company 401(k) Plan on April 30, 1998 with respect to the entire Account. Installment payments may be made annually, quarterly, or monthly, as elected by the Participant. In the case of an election of quarterly or monthly payments, the Participant's Account will be assessed an administrative fee per check determined by the Committee. With respect to the installment period, the Participant may elect prior to the commencement of benefits to recalculate annually the life expectancies of the Participant and, if the spouse is so designated, the Beneficiary. In addition, upon eligibility to commence benefit payments, such a Participant may elect partial distributions in any amount and at any time, subject to the assessment of an administrative fee per check.

          (c) Where a Participant has elected a deferred or installment form of payment, any funds from time to time remaining in his Account shall be valued and adjusted as provided for in Article VI hereof.

          (d) A distribution shall be made in cash, except that a Participant shall be entitled to elect to receive any amount in his Account which is invested in the Alliant Common Stock Fund, in whole shares of common stock of Alliant Energy Corporation. In order to exercise such election, the Participant shall so notify the Committee at the same time the Participant gives the Committee the notice of the form of benefit selected. Payments of partial distributions shall reduce the applicable Accounts in each Investment Fund, other than the Participant Loan Fund, proportionately.

          (e)  The provisions of the Plan are intended to comply with IRC
               Section 401(a)(9) which prescribes certain rules regarding minimum distributions and requires that death benefits be incidental to retirement benefits. All distributions under the Plan shall be made in conformance with IRC Section 401(a)(9) and the regulations thereunder which are incorporated herein by reference. The provisions of the Plan governing distributions are intended to apply in lieu of any default provisions prescribed in regulations; provided, however, that IRC Section 401(a)(9) and the regulations thereunder override any Plan provisions inconsistent with such Code Section and regulations. For purposes of this provision, the Plan will apply the minimum distribution requirements in accordance with the regulations that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary.

9.2       Direct Transfer of Eligible Rollover Distributions.

          (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this paragraph, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover as such terms are defined herein.

          (b) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any hardship withdrawal; any dividend payment pursuant to subparagraph 7.3(d) and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (c) An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), an annuity contract under Code Section 403(b), or an eligible plan under Code Section 457(b) maintained by a state, political subdivision of a state, or any agency of a state or political subdivision of a state that accepts the distributee's eligible rollover distribution.

          (d) A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

          (e) A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

          (f) Effective upon the issuance of final regulations applicable thereto, in the event that a distributee receiving a mandatory distribution in excess of one thousand dollars ($1,000) does not make an election between a direct rollover and a cash payment, the distribution shall be made in the form of a direct rollover to an individual retirement account selected for such purpose by the Committee.

9.3 Payments to Beneficiary. In the event of death of a Participant prior to distribution in full of his Accounts, any amounts remaining in his Accounts shall be paid to such Participant's Beneficiary. Except to the extent provided in subparagraph (b), such distribution shall be made in a lump sum within ninety (90) days following the date of death of the Participant, unless the Beneficiary is the Participant's estate and a fiduciary of the estate has not been appointed by such date, in which case payment shall be made as soon as administratively practicable. Any payment to a Beneficiary shall be made in cash, except that a Beneficiary shall be entitled to elect to receive any amount in his Account which is invested in the Alliant Common Stock Fund, in whole shares of common stock of Alliant Energy Corporation. In order to exercise such election, the Beneficiary shall so notify the Committee at least fifteen (15) days prior to the time the distribution is to be made. The Beneficiary shall have no right to change the Investment Funds selected by the Participant.

9.4 Provision Regarding Unpaid Loans. Notwithstanding the foregoing provisions of Article IX, if a distribution under this Article IX of a Participant's Account is to be made prior to repayment of any outstanding loan of the Participant, then the unpaid portion of all loans made to the Participant under the Plan will be treated as having been received by the Participant as a distribution under the Plan.

9.5 Participant's Interest Not Transferable. Except as may be required by application of the tax withholding provisions of the Code or of a State's income tax laws or except as provided in paragraph 7.4(f), the interests of Participants and their Beneficiaries under this Plan and Trust Agreement are not subject to the claims of creditors and may not be voluntarily or involuntarily sold, transferred, alienated or assigned. Notwithstanding the preceding sentence, the Plan shall pay benefits to the person or persons named in a qualified domestic relations order, in accordance with procedures established by the Committee, in the amount and to the extent provided in such order. If any such order so directs, distribution of benefits to the alternate payee may be made in a lump sum pursuant to the Plan's procedures but at a time not permitted for distributions to the Participant.

9.6 Facility of Payment. When a person entitled to distributions under the Plan is under legal disability, or, in the Committee's opinion, is in any way incapacitated so as to be unable to manage his financial affairs, the Committee may direct the Trustee to pay such distributions to such person's legal representative; or the Committee may direct the application of such distributions for the benefit of such persons. Any payment made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such payment under the Plan.

                    ARTICLE X. WITHDRAWALS DURING EMPLOYMENT
                    ----------------------------------------

10.1      Hardship Withdrawals.

          (a) To alleviate a hardship, the Committee, upon application by a Participant who is an active employee, may authorize a distribution from such Participant's Rollover Account and Employee Pretax Account. For purposes of this paragraph 10.1, the term "hardship" shall mean:

               (i) Unreimbursed medical expenses described in Code Section 213(d) incurred by the Participant, the Participant's Spouse or any dependents of the Participant as defined in Code
                    Section 152) or necessary for these individuals to obtain medical care;

               (ii) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

               (iii) Payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his Spouse, children or dependents;

               (iv) Payments necessary to prevent the eviction of the
                    Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; and

               (v) Any other circumstance that the Internal Revenue Service announces as qualifying as a "hardship" under Code Section 401(k).

          (b) Before a hardship withdrawal is granted in accordance with this paragraph 10.1, the Participant shall be required to take any other withdrawals under this Article X, the maximum loan available to him under paragraph 7.4, and cash dividend payments under subparagraph 7.3(d). If such accounts are insufficient to meet the hardship, the Participant shall then be permitted to make a hardship withdrawal of an amount sufficient to alleviate the hardship.

          (c) In no event shall the hardship withdrawal from the Employee Pretax Account exceed all Deferred Cash Contributions and the earnings on such contributions accumulated prior to October 1, 1988.

          (d) A request for a hardship withdrawal under this paragraph 10.1 shall be made in the manner prescribed by the Committee. The Committee shall establish a uniform and nondiscriminatory policy for reviewing withdrawal applications and any determination made by the Committee shall be final (but subject to appeal under paragraph 11.3).

          (e) The provisions of this subparagraph (e) shall apply to a Participant who receives a hardship withdrawal. Notwithstanding
               Article IV, such a

               Participant shall not be permitted to have Deferred Cash Contributions made on his behalf to this Plan or any other plan qualified under Code Section 401(k) maintained by the Company or an affiliated company for six (6) months following his receipt of such hardship withdrawal. Notwithstanding Article IV, the amount of Deferred Cash Contributions for the Calendar Year following such withdrawal shall not exceed the Code Section 402(g) limit reduced by the amount of such Participant's Deferred Cash Contributions for the calendar year in which the withdrawal occurs.

          (f) No more than one (1) such hardship withdrawal may be made by a Participant in any Plan Year.

          (g) All hardship withdrawals shall be paid in a single lump sum as soon as practicable after application for a withdrawal is received and acted upon by the Committee. The withdrawal shall be made in cash, except that a Participant shall be entitled to elect to receive any amount that is attributable to an investment in the Alliant Common Stock Fund, in whole shares of common stock of Alliant Energy Corporation. In order to exercise such election, the Participant shall so notify the Committee at the same time the Participant gives the Committee the request for the withdrawal. Payments of withdrawals shall reduce the applicable Accounts in each Investment Fund, other than the Participant Loan Fund, proportionately.

10.2      Other In-Service Withdrawals.

          (a) Once each Plan Year an active employee may elect to withdraw all or any portion of the employee's Rollover Account.

          (b) After attainment of age fifty-nine and one-half (59 1/2), a Participant on May 29, 1998 who was a participant in the Iowa Southern Utilities Company Savings Incentive Plan on January 1, 1994 shall be entitled to commence distribution of the entire Account in the forms available pursuant to paragraph 9.1(b) notwithstanding that such Participant is an active employee.

          (c) After attainment of age fifty-nine and one-half (59 1/2), a Participant on May 29, 1998 who was a participant in the Interstate Power Company 401(k) Plan on April 30, 1998 shall be entitled to commence distribution of the entire Account in the forms available pursuant to paragraph 9.1(b) notwithstanding that such Participant is an active employee.

          (d) A Participant on May 29, 1998 who was a participant in the Iowa Southern Utilities Company Savings Plan on January 1, 1994 shall be entitled once each Plan Year to withdraw all or any portion of such person's Post-86 Aftertax Account and Pre-87 Aftertax Account notwithstanding that such Participant is an active employee.

          (e) A Participant on May 29, 1998 who was a participant in the Interstate Power Company 401(k) Plan on April 30, 1998 shall be entitled once each Plan Year to withdraw all or any portion of such person's Rollover Account, Pre-87 Aftertax Account and Prior Plan Monies Account notwithstanding that such Participant is an active employee.

          (f) The withdrawal shall be made in cash, except that a Participant shall be entitled to elect to receive any amount that is attributable to an investment in the Alliant Common Stock Fund, in whole shares of common stock of Alliant Energy Corporation. In order to exercise such election, the Participant shall so notify the Committee at the same time the Participant gives the Committee the request for the withdrawal. Payments of withdrawals shall reduce the applicable Accounts in each Investment Fund, other than the Participant Loan Fund, proportionately.

                           ARTICLE XI. ADMINISTRATION
                           --------------------------

11.1 Plan Administered by Committee. The Plan shall be administered by the Employee Total Compensation Committee consisting of such number of persons (not less than three (3) or more than five (5)) who shall be appointed by and serve at the pleasure of the Board of Directors. No member of the Committee who is an Employee shall receive compensation for his services as a member of the Committee. The Committee shall have the duties specified hereunder, including, but not by way of limitation, the following:

          (a)  To select investment managers;

          (b) To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits and loans under the Plan;

          (c) To prescribe procedures to be followed for the proper and efficient administration of the Plan;

          (d) To prepare and distribute information explaining the Plan to Participants;

          (e) To receive from the Company and from Participants such information as shall be necessary for the proper administration of the Plan;

          (f) To furnish the Company, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

          (g) To receive from the Trustee or other institutions or individuals, and to review and keep on file, reports of the financial condition and of the receipts and disbursements for the Plan;

          (h) To employ individuals to assist in the administration of the Plan;

          (i) To keep such accounts and records as necessary or proper in the performance of its duties under the Plan;

          (j) To establish and implement procedures necessary for determining whether an order is a qualified domestic relations order and to administer such procedures and any distributions under such order in a nondiscriminatory and consistent manner;

          (k) To establish and implement procedures necessary to determine whether or not a request for withdrawal or loan meets the requirements specified herein; provided, however, that in no instance is the Committee required to audit the actual use of such funds once the Committee has determined that the request meets the conditions specified herein;

          (l)  To direct the establishment of three (3) or more Investment
               Funds;

          (m) To establish investment policies and objectives for each such Investment Fund; and

          (n)  To appoint an administrator as its agent.

          The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility under the Plan except as hereinafter provided. Notwithstanding the foregoing, the Committee may enact nonsubstantive amendments to the Plan which are required exclusively for the purpose of either correcting administrative inefficiencies or of conforming the Plan with governmental laws, regulations, or requirements.

          Notwithstanding the foregoing, the Chairman of the Committee is authorized to adopt collectively bargained plan changes and substantially similar changes for non-collectively bargained employees.

          The Committee may act at a meeting, or by writing without a meeting, by the vote or written assent of a majority of its members. The Committee and any other person(s) to whom the Committee may delegate any duty or power in connection with the administration of the Plan, shall be entitled to rely conclusively upon, and shall be fully protected in any action taken in good faith in reliance upon any information, opinions or reports which shall be furnished to them by any accountant, counsel or other specialist, to the extent provided by law.

          The Committee shall have discretionary authority to determine eligibility for benefits and to construe the terms of the Plan; any such determination or construction shall be final and binding on all parties unless arbitrary and capricious.

11.2 Indemnity for Liability. The Company shall indemnify the members of the Committee, and each fiduciary who is an employee of the Company, against any and all claims, losses, damages, expenses, including counsel fees, incurred by said fiduciaries, and any liability including any amounts paid in settlement with such fiduciary's approval, arising from the fiduciary's action or failure to act; except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such fiduciary.

11.3 Appeal from Denial of Claims. If any claim for benefits under the Plan is wholly or partially denied by the Committee, the claimant shall be given notice in writing of such denial, by registered or certified mail. Such notice shall be given as soon as reasonable after the denial; and the notice of denial shall set forth the specific reasons for such denial, specific reference to pertinent Plan provisions on which the denial is based, and a description of the Plan's claim review procedure. The claimant shall be advised that such claimant or a duly authorized representative of the claimant may request a review by the entire Committee, of the decision denying the claim. Such request for review must be in writing and filed with the Committee within forty-five (45) days after such notice of denial has been received by the claimant. Any such claimant may review pertinent documents and submit issues and comments in writing within the same forty-five (45) day period. If such a request is so filed, a review shall be made by the Committee within sixty (60) days after receipt of such request. The claimant may be present at such review, offer additional evidence, cross-examine witnesses and present arguments to the Committee to support the claim. The claimant shall be given written notice of the final decision resulting from such review, which shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the final decision is based.

11.4 USERRA Compliance. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code
          Section 414(u). Loan repayments will be suspended under the Plan as permitted under Code Section 414(u)(4).

                     ARTICLE XII. AMENDMENT AND TERMINATION
                     --------------------------------------

12.1      Amendment. Except as otherwise provided herein and in Sections 2.9,
          4.1 and 11.1, Alliant Energy Corporation shall have the sole and exclusive right to amend or modify the Plan at any time and for any reason, by the action of its Board of Directors. Notwithstanding anything to the contrary, the Committee shall at all times administer the Plan in such fashion that the Plan is maintained as a benefit plan meeting the requirements of ERISA and Code Sections 401(a), 401(k), and 404(a), or any other applicable provisions of law and shall have the power to amend the Plan to comply with such requirements and to obtain a favorable determination letter from the Internal Revenue Service. No amendment of the Plan shall cause any part of the Trust Fund or a Participant's Account(s) to be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries. Notwithstanding the foregoing, no amendment to the Plan shall decrease a Participant's accrued benefit or vested percentage or eliminate an optional form of distribution for a previously accrued benefit to the extent required by law.

12.2 Right to Terminate Plan. The Corporation contemplates that the Plan shall be permanent. Nevertheless, in recognition of the fact that future conditions and circumstances cannot now be entirely foreseen, Alliant Energy Corporation reserves unto its Board of Directors the sole and exclusive right to terminate the Plan for any reason and at any time. Upon termination of the Plan, the Account(s) of each Participant shall be distributed to such Participant as a lump sum payment.

                      ARTICLE XIII. TOP-HEAVY RESTRICTIONS
                      ------------------------------------

13.1 General. Notwithstanding any provision to the contrary herein, in accordance with Code Section 416, if the Plan is a top-heavy plan for any Plan Year, then the provisions of this Section shall be applicable. The Plan is "top-heavy" for a Plan Year if as of its "determination date" (i.e. the last day of the preceding Plan Year or the last day of the Plan's first Plan Year, whichever is applicable), the total present value of the accrued benefits of key employees (as defined in Code Section 416(i)(1) and applicable regulations) exceeds sixty percent (60%) of the total present value of the accrued benefits of all employees under the plan (excluding those of former key employees and employees who have not performed any services during the preceding one (1) year period) (as such amounts are computed pursuant to Section 416(g) and applicable regulations using a five percent (5%) interest assumption and a 1971 GAM mortality assumption) unless such plan can be aggregated with other plans maintained by the applicable controlled group in either a permissive or required aggregation group and such group as a whole is not top-heavy. Any nonproportional subsidies for early retirement and benefit options are counted assuming commencement at the age at which they are most valuable. In addition, a plan is top-heavy if it is part of a required aggregation group which is top-heavy. Any plan of a controlled group may be included in a permissive aggregation group as long as together they satisfy the Code Section 401(a)(4) and 410 discrimination requirements. Plans of a controlled group which must be included in a required aggregation group include any plan in which a key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated) and any plan which enables such a plan to meet the Section 401(a)(4) or 410 discrimination requirements. The present values of aggregated plans are determined separately as of each plan's determination date and the results aggregated for the determination dates which fall in the same calendar year. A "controlled group" for purposes of this Section includes any group employers aggregated pursuant to Code Sections 414(b), (c) or (m). The calculation of the present value shall be done as of a valuation date which for a defined contribution plan is the determination date and for a defined benefit plan is the date as of which funding calculations are generally made within the twelve month period ending on the determination date. Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy (within the meaning of Section 416(g) of the Code) the accrued benefit of an Employee other than a key employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under:

          (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the controlled group, or

          (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

13.2 Minimum Benefits. If a defined contribution plan is top-heavy in a Plan Year, non-key employee participants who have not separated from service at the end of such Plan Year will receive allocations of employer contributions and forfeitures at least equal to the lesser of three percent (3%) of compensation (as defined in Code Section 415) for such year or the percentage of compensation allocated on behalf of the key employee for whom such percentage was the highest for such year (including any salary reduction contributions). If a defined benefit plan is top-heavy in a Plan Year and no defined contribution plan is maintained, the employer-derived accrued benefit on a life only basis commencing at the normal retirement age of each non-key employee shall be at least equal to a percentage of the highest average compensation for five consecutive years, excluding any years after such Plan permanently ceases to be top-heavy, such percentage being the lesser of:

          (a)  twenty percent (20%), or

          (b) two percent (2%) times the years of service after December 31, 1983 in which a Plan Year ends in which the Plan is top-heavy.

          If the controlled group maintains both a defined contribution plan and a defined benefit plan which cover the same non-key employee, such employee will be entitled to the defined benefit plan minimum and not to the defined contribution plan minimum.

                            ARTICLE XIV. LEVERAGING
                            -----------------------

14.1 Acquisition Loans. At the direction of the Board, the Trustee shall incur "Acquisition Loans" from time to time to finance the acquisition of Stock for the Trust Fund (such Stock being the "Financed Shares") or to repay a prior Acquisition Loan. An installment obligation incurred in connection with the purchase of Stock shall constitute an Acquisition Loan. An Acquisition Loan, shall be for a specific term, shall be a reasonable rate of interest and shall not be payable on demand except in the event of default. An Acquisition Loan may be secured by a collateral pledge of the Financed Shares so acquired. No other assets of the Trust Fund may be pledged as collateral for an Acquisition Loan and no lender shall have recourse against the Trust Fund other than any Financed Shares remaining subject to pledge. Any pledge of Financed Shares shall provide for the release of shares so pledged in a manner provided in paragraph 14.2. Repayments of principal and interest on any Acquisition Loan shall be made by the Trustee only from Company contributions paid in cash to enable the Trustee to repay such Acquisition Loan, from earnings attributable to such Company contributions, or from any cash dividends received by the Trust Fund on such Financed Shares. An Acquisition Loan may constitute an extension of credit to the Trust Fund from a party in interest (as defined in ERISA).

14.2 Loan Suspense Account. Financed Shares shall initially be credited to a "Loan Suspense Account" and shall be allocated to the Alliant Energy Corporation ESOP Stock Fund subaccounts of Participants as payments are made on the Acquisition Loan. The number of Financed Shares to be released from the Loan Suspense Account for allocation to eligible Participants' subaccounts in any year (as Company Contributions pursuant to paragraph 5.1) shall be equal to the number of shares in the Loan Suspense Account immediately before the release multiplied by whichever of the following fractions is applicable as determined by the Committee:

               (i) If, but only if, the conditions in (A) through (D) below are met, the numerator of the fraction shall be the amount of principal paid on the Acquisition Loan for the year and the denominator shall be the outstanding principal balance due on the Acquisition Loan at the beginning of the year (or on the date of the Acquisition Loan, if made after the beginning of the Plan Year).

                    (A) The Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years.

                    (B) Interest included in any loan payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization schedules.

                    (C) The duration of the Acquisition Loan (considering any new loan resulting from the renewal, extension or refinancing of the initial loan as being part of the same Acquisition Loan) does not exceed ten (10) years.

                    (D) The Acquisition Loan provides for the release of any Financed Shares held as collateral for the loan in the manner specified in this paragraph.

               (ii) In any other case, the numerator of the fraction shall be the amount of principal and interest paid for the year and the denominator shall be the sum of the numerator plus the total of principal and interest to be paid for all future years.

          A separate Loan Suspense Account shall be established for each separate Acquisition Loan. Notwithstanding the foregoing, in the event payments for a Plan Year are based in part on dividends on Stock previously allocated to Participants' subaccounts, the portion of the Financed Shares released from the Loan Suspense Account attributable to dividends on Stock in Participants' subaccounts shall be deemed to be the number of shares with a fair market value equal to the amount of dividends so used, and such Stock shall be allocated to the applicable subaccounts based on the dividends generated by such subaccounts; any remaining Financed Shares released for that Plan Year shall be allocated as provided in paragraph 5.2.

14.3 Restrictions on Allocations. In accordance with the requirements of Code Section 409(n), to the extent that a Company shareholder sells Stock to the Trust Fund and elects (with the consent of the Company) nonrecognition of gain under Code Section 1042, no portion of the Stock purchased subject to Code Section 1042 (or any dividends or other income attributable thereto) may be allocated to the account of:

               (i)  the selling shareholder;

               (ii) his spouse, brothers or sisters (whether by the whole or half blood), ancestors or lineal descendants; or

               (iii) any shareholder owning (as determined under Code Section
                    318(a)) more than twenty-five percent (25%) in value of any class of Stock.

          In addition to the foregoing, no allocation of Company Contributions shall be made to such disqualified participants in lieu of such Stock.

14.4 Impact on Annual Additions Limitations. As provided in paragraph 6.5, the provisions of Code Section 415 shall be applicable, including the provisions which treat as the annual additions for any limitation year the principal repayment on the Acquisition Loan rather than the fair market value of the Financed Shares which are released for allocation from the Loan Suspense Account.

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
14.5 Company Contributions. Notwithstanding Article V, the Company shall contribute each year such amount, if any, as may be necessary to permit the Trustee to pay currently maturing obligations under an Acquisition Loan, taking into account dividends and other income available to the Trustee for that purpose.

14.6      Excess Match. After the application of and notwithstanding paragraphs
          5.2 and 14.2, in the event that the market value of Financed Shares released from the Loan Suspense Account would result in an allocation in excess of the match contemplated in the applicable Schedules, the Committee shall increase the matching percentage of Participants who are not subject to the terms of collective bargaining agreements in the manner determined in the sole discretion of the Committee in order to allocate in full the shares released.

14.7 Nonterminable Rights. Except as otherwise permitted by applicable law, Financed Shares may not be subject to a put, call, or other option or buy-sell or similar arrangement while held by and when distributed from the Plan, whether or not the Plan is then an employee stock ownership plan.

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
                                   Schedule A

                     Alliant Energy Corporate Services, Inc.
                        Wisconsin Power and Light Company
        Interstate Power and Light Company (all nonbargaining employees)
Interstate Power and Light Company (bargaining employees at the IES operations)

3.1(a) An employee of the Company shall become eligible to participate in the Plan as of the first day of the calendar month immediately following the latest of:

          (i)  date of employment with the Company;

          (ii) attainment of age eighteen (18); and

          (iii) either:

               (1) for a regular full-time or regular part-time employee customarily scheduled to work at least fifty percent (50%) of the time of a regular full-time employee, completion of thirty (30) consecutive days of service; or

               (2) for any other employee of the Participating Group, completion of the first twelve (12) months of employment or any subsequent calendar year during which at least one thousand (1,000) hours of service are earned.

          For purposes of the WPL bargaining group, "regular" employee includes a "special temporary" employee.

5.2 The amount of the Company Contributions each pay period shall equal fifty percent (50%) of the Deferred Cash Contributions made on behalf of such Participant under paragraph 5.1 for the applicable pay period, provided, however, that in no event shall Company Contributions be made for any pay period in excess of fifty percent (50%) of six percent (6%) of the Participant's Compensation for such pay period. No later than ninety (90) days following the end of the Plan Year, an additional Company Contribution will be allocated to the accounts of all Participants who 1) were active Participants in the Plan as of the last day of the Plan Year, 2) had contributed six percent (6%) of Compensation during the Plan Year, and 3) did not receive a match equal to three percent (3%) of Compensation. The amount of the additional contribution shall be the difference between fifty percent (50%) of six percent (6%) of base pay in the Plan Year less the amount of Company Contributions previously applied to the Deferred Cash Contributions for the Plan Year. Company Contributions made on behalf of a Participant shall be allocated to the Employer Match A Account.

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
                                  Schedule B

                         Alliant Energy Resources, Inc.
                   Alliant Energy Integrated Services Company
                      Industrial Energy Applications, Inc.
                           Schedin & Associates, Inc.
                           SVBK Consulting Group, Inc.
                               Cogenex Corporation
                        Energy Performance Services Inc.
                       Alliant Energy International, Inc.
                        Alliant Energy Investments, Inc.
                           Heartland Properties, Inc.
                      Capital Square Financial Corporation
                       Alliant Energy Transportation, Inc.
                             Transfer Services, Inc.
                           Williams Bulk Transfer Inc.

3.1(a) An employee of the Company shall become eligible to participate in the Plan as of the first day of the calendar month immediately following the latest of:

          (i)  date of employment with the Company;

          (ii) attainment of age eighteen (18); and

          (iii) either:

               (1) for a regular full-time or regular part-time employee customarily scheduled to work at least fifty percent (50%) of the time of a regular full-time employee, completion of thirty (30) consecutive days of service; or

               (2) for any other employee of the Participating Group, completion of the first twelve (12) months of employment or any subsequent calendar year during which at least one thousand (1,000) hours of service are earned.

5.2 The amount of the "basic" Company Contributions each pay period shall equal four percent (4%) of base pay for the applicable pay period. The "basic" Company Contributions made on behalf of a Participant shall be allocated to the Employer Contribution Account.

          In addition, in the discretion of the Committee, there may be an "incentive match" Company Contributions equal to a percentage, up to a maximum fifty percent (50%), of the Deferred Cash Contributions made on behalf of such Participant under paragraph 5.1 for the applicable Plan Year, provided, however, that in no event shall incentive match Company Contributions be made for any Plan Year in

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
          excess of fifty percent (50%) of six percent (6%) of the Participant's Compensation for such Plan Year. No later than ninety (90) days following the end of the Plan Year, an additional Company Contribution will be allocated to the accounts of all Participants who 1) were active Participants in the Plan as of the last day of the Plan Year,
          2) had contributed six percent (6%) of Compensation during the Plan Year, and 3) did not receive a match equal to three percent (3%) of Compensation. The amount of the additional contribution shall be the difference between fifty percent (50%) of six percent (6%) of base pay in the Plan Year less the amount of Company Contributions previously applied to the Deferred Cash Contributions for the Plan Year. Any "incentive" Company Contributions made on behalf of a Participant shall be allocated to the Employer Match B Account.

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
                                  Schedule C

                     Cedar Rapids and Iowa City Railway Co.

3.1(a) An employee of the Company shall become eligible to participate in the Plan as of the first day of the calendar month immediately following the latest of:

          (i)  date of employment with the Company;

          (ii) attainment of age eighteen (18); and

          (iii) either:

               (1) for a regular full-time or regular part-time employee customarily scheduled to work at least fifty percent (50%) of the time of a regular full-time employee, completion of thirty (30) consecutive days of service; or

               (2) for any other employee of the Participating Group, completion of the first twelve (12) months of employment or any subsequent calendar year during which at least one thousand (1,000) hours of service are earned.

5.2 The amount of "basic" Company Contribution each pay period shall equal two percent (2%) of base pay for the applicable pay period. The "basic" Company Contributions made on behalf of a Participant shall be allocated to the Employer Contribution Account.

          In addition, at the discretion of the Committee, there may be an "incentive match" Company Contributions equal to a percentage, up to a maximum fifty percent (50%), of the Deferred Cash Contributions made on behalf of such Participant under paragraph 5.1 for the applicable Plan Year, provided, however, that in no event shall incentive match Company Contributions be made for any Plan Year in excess of fifty percent (50%) of six percent (6%) of the Participant's Compensation for such Plan Year. No later than ninety (90) days following the end of the Plan Year, an additional Company Contribution will be allocated to the accounts of all Participants who 1) were active Participants in the Plan as of the last day of the Plan Year, 2) had contributed six percent (6%) of Compensation during the Plan Year, and 3) did not receive a match equal to three percent (3%) of Compensation. The amount of the additional contribution shall be the difference between fifty percent (50%) of six percent (6%) of base pay in the Plan Year less the amount of Company Contributions previously applied to the Deferred Cash Contributions for the Plan Year. Any "incentive" Company Contributions made on behalf of a Participant shall be allocated to the Employer Match B Account.

                                  Schedule D

 Interstate Power and Light Company (bargaining employees at the IPC operations)

3.1(a) Prior to July 1, 2002, an employee of the Company shall become eligible to participate in the Plan as of the first day of the calendar month immediately following the latest of:

          (i)  date of employment with the Company;

          (ii) attainment of age eighteen (18); and

          (iii) completion of the first twelve (12) months of employment or any subsequent calendar year during which at least one thousand (1,000) hours of service are earned.

          On and after July 1, 2002, an employee of the Company shall become eligible to participate in the Plan as of the first day of the calendar month immediately following the latest of:

          (iv) date of employment with the Company;

          (v)  attainment of age eighteen (18); and

          (vi) either:

               (1) for a regular full-time or regular part-time employee customarily scheduled to work at least fifty percent (50%) of the time of a regular full-time employee, completion of thirty (30) consecutive days of service; or

               (2) for any other employee of the Participating Group, completion of the first twelve (12) months of employment or any subsequent calendar year during which at least one thousand (1,000) hours of service are earned.

5.2 The amount of the Company Contributions each pay roll period shall equal fifty percent (50%) of the Deferred Cash Contributions made on behalf of such Participant under paragraph 5.1 for the applicable pay period, provided, however, that in no event shall Company Contributions be made for any pay period in excess of fifty percent (50%) of six percent (6%) of the Participant's Compensation for such pay period. No later than ninety (90) days following the end of the Plan Year, an additional Company Contribution will be allocated to the accounts of all Participants who 1) were active Participants in the Plan as of the last day of the Plan Year, 2) had contributed six percent (6%) of Compensation during the Plan Year, and 3) did not receive a match equal to three percent (3%) of Compensation. The amount of the additional contribution shall be the difference between fifty percent (50%) of six percent (6%) of base pay in the Plan Year less the amount of Company Contributions previously applied to the Deferred Cash Contributions for the Plan Year.

          Company Contributions made on behalf of a Participant shall be allocated to the Employer Match A Account.

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

          Pursuant to the authority granted to the undersigned by the Compensation and Personnel Committee of the Board of Directors of Alliant Energy Corporation, the foregoing be and it hereby is adopted as a restatement of the Alliant Energy Corporation 401(k) Savings Plan effective January 1, 2002.

                                       Dated this 30th day of January, 2002.


                                       -------------------------------------
                                       Erroll B. Davis, Jr.
                                       Chief Executive Officer
                                       Alliant Energy Corporation


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